                                                                Exhibit 99.1


[REINSURANCE GROUP OF AMERICA, INCORPORATED Logo]

----------------------------------------------------------------------------
                                                                        NEWS
----------------------------------------------------------------------------


                                           For further information, contact
                                           Jack B. Lay
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------

                    REINSURANCE GROUP OF AMERICA REPORTS
                    ------------------------------------
                 STRONG SECOND-QUARTER REVENUES AND EARNINGS
                 -------------------------------------------

         ST. LOUIS, July 24, 2003 - Reinsurance Group of America, Incorporated (NYSE:RGA), one of North America's leading providers of life reinsurance, reported net income for the second quarter of $42.6 million, or $0.85 per diluted share, compared with net income of $28.1 million, or $0.56 per diluted share in the prior-year quarter, a 52 percent increase on a per share basis. Second-quarter net premiums increased 25 percent, to $582.6 million from $465.3 million in 2002. Consolidated net investment income increased 28 percent, to $115.9 million from $90.3 million in 2002, due primarily to a 38 percent increase in invested assets.

         RGA analyzes its results using a non-GAAP financial measure called operating income. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability of the company's continuing operations by excluding from operating income the effect of net realized capital gains and losses and related deferred acquisition costs, which tend to be highly variable, and any net gain or loss from discontinued operations, which management believes are not indicative of ongoing operations. However, the definition of operating income can vary by company and is not considered a substitute in all applications for GAAP net income. Reconciliations of operating income to GAAP net income are provided within the text of this press release.

         Operating income increased 21 percent on a per share basis and totaled $41.2 million, or $0.82 per diluted share. Operating income for the quarter excluded $2.4 million, after tax, in net

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realized capital gains and related deferred acquisition costs and a $1.0 million after-tax loss associated with the company's discontinued accident and health segment. Operating income in the prior-year quarter totaled $33.9 million, or $0.68 per diluted share, and excluded $4.9 million, after tax, in net realized capital losses and related deferred acquisition costs and a $0.9 million after-tax loss associated with the company's discontinued accident and health segment.

         "Consolidated results for the quarter were strong once again, in terms of both top- and bottom-line performance," said A. Greig Woodring, president and chief executive officer. "For the quarter, net premiums in the U.S. increased by 12 percent to $379.4 million. Mortality experience was favorable when compared with expectations. Pre-tax net income for the quarter totaled $55.8 million compared with $38.5 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $55.7 million compared with $43.0 million in the prior-year quarter, a 30 percent increase. Pre-tax operating income excludes approximately $0.1 million in net realized capital gains and related deferred acquisition costs in the current quarter and $4.5 million in net realized capital losses and related deferred acquisition costs in the prior-period quarter. It was a solid quarter for our U.S operations and we continue to see significant activity and momentum in the life reinsurance marketplace.

         "Canada reported pre-tax net income of $13.4 million compared with $9.9 million in the prior-year quarter. Pre-tax operating income totaled $9.6 million for the second quarter compared with $10.0 million in the prior-year quarter. Claims were slightly higher than expected for the quarter. Pre-tax operating income excludes $3.8 million in net realized capital gains in the current period and approximately $0.1 million in net realized capital losses in the prior period. Net premiums increased 18 percent. On a year-to-date basis, premiums increased 11 percent. Our operations in Canada continue to be a strong and steady contributor to RGA's consolidated results.

         "Other International operations, which exclude Canada, continued to grow at a strong pace, with net premiums increasing 79 percent to $149.6 million. We once again experienced steady growth across all our markets in this segment. Pre-tax net income totaled $8.4 million compared with $2.8 million in the prior-year quarter. Pre-tax operating income for the quarter

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totaled $8.5 million, which excludes $0.1 million in net realized capital losses. This represents a significant increase over prior-period pre-tax operating income of $2.9 million, which excluded $0.1 million in net realized capital losses. Claims for the quarter were in line with expectations. Profits from these operations continue to expand as our base of business in force increases; however, results are likely to be more volatile than our more established operations in North America due to the smaller relative size of this segment's base of business."

         For the first half of 2003, net income totaled $75.3 million, or $1.51 per diluted share, compared with $55.8 million, or $1.12 per diluted share, in the year-ago period. Operating income, excluding $3.4 million, after tax, in net realized capital losses and related deferred acquisition costs and $1.4 million in after-tax losses associated with discontinued operations in 2003, increased to $80.1 million, or $1.61 per diluted share, from $66.3 million, or $1.33 per diluted share, the year before. Prior year operating income excludes $7.6 million, after tax, in net realized capital losses and related deferred acquisition costs, $2.1 million after-tax losses associated with discontinued operations and $0.8 million, after tax, of goodwill write-off. Consolidated premiums were up 21 percent, to $1,127.8 million from $934.4 million.

         Woodring concluded, "We are pleased with the second-quarter results, as well as the results for the first six months of 2003. These results represent the continuation of the success we have achieved in the past and to which we look forward in the future."

         The company announced that its board of directors declared a regular quarterly dividend of $0.06 per share, payable August 27 to shareholders of record as of August 6.

         A conference call to discuss the company's first-quarter results will begin at 9 a.m. Eastern Time on Friday, July 25. Interested parties may access the call by dialing 800-967-7184 (domestic) or 719-457-2633 (international). The access code is 249388. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for 10 days following the conference call. A replay of the conference call will also be available via telephone through August 1 at 888-203-1112 (domestic) or 719-457-0820, access code 249388.

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         Reinsurance Group of America, Incorporated, through its
subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Argentina, Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $841 billion of life reinsurance in force, and assets of $10.3 billion. MetLife, Inc. is the beneficial owner of approximately 59 percent of RGA's outstanding shares.



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of Metropolitan Life Insurance Company ("MetLife") or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields

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due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we operate,
(9) competitive factors and competitors' responses to our initiatives, (10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (14) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (15) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share data)

                              Three Months Ended     Six Months Ended
                             -----------------------------------------
   (Unaudited)                     June 30,              June 30,
----------------------------------------------------------------------
                               2003      2002      2003       2002
                               ----      ----      ----       ----
Revenues:
  Net premiums               $582,561  $465,258  $1,127,776 $  934,363
  Investment income, net
    of related expenses       115,936    90,267     223,081    178,280
  Realized investment gains/
  (losses), net                 4,044    (8,426)     (5,784)   (12,017)
  Other revenues               11,834    10,210      22,851     16,895
                             ------------------  ---------------------
     Total revenues           714,375   557,309   1,367,924  1,117,521

Benefits and expenses:
  Claims and other policy
    benefits                  452,632   366,770     876,237    754,496
  Interest credited            43,867    29,896      84,663     57,621
  Policy acquisition costs
    and other insurance
    expenses                  114,988    84,804     219,569    156,303
  Other operating expenses     26,837    21,859      52,592     41,376
  Interest expense              9,042     8,915      18,001     17,469
                             ------------------  ---------------------
     Total benefits
       and expenses           647,366   512,244   1,251,062  1,027,265
                             ------------------  ---------------------

  Income from continuing
    operations before
    income taxes               67,009    45,065     116,862     90,256

     Provision for income
       taxes                   23,423    16,141      40,116     32,296
                             ------------------  ---------------------


  Income from continuing
    operations                 43,586    28,924      76,746     57,960

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes              (1,027)     (873)     (1,445)    (2,129)
                             ------------------  ---------------------

  Net income                 $ 42,559  $ 28,051  $   75,301   $ 55,831
                             ==================  =====================

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share data)

                                  Three Months Ended   Six Months Ended
                                  ------------------  -----------------
   (Unaudited)                          June 30,            June 30,
-----------------------------------------------------------------------
                                   2003       2002      2003      2002
                                   ----       ----      ----      ----
Earnings per share from
  continuing operations:
  Basic earnings per share        $  0.88   $  0.59   $  1.55   $  1.17
  Diluted earnings per share      $  0.87   $  0.58   $  1.54   $  1.17

  Diluted earnings before
   realized investment gains/
   (losses), related deferred
   acquisition costs and goodwill
   write-off in 2002              $  0.82   $  0.68   $  1.61   $  1.33


Earnings per share from net
  income:
  Basic earnings per share        $  0.86   $  0.57   $  1.52   $  1.13
  Diluted earnings per share      $  0.85   $  0.56   $  1.51   $  1.12

Weighted average number of common
  and common equivalent shares
  outstanding (in thousands)       49,962    49,669    49,834    49,703

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                   Condensed Consolidated Business Summary

                                                       At or For the
                                                     Six Months Ended
 (Unaudited)                                             June 30,
----------------------------------------------------------------------
                                                     2003       2002
                                                     ----       ----

Gross life reinsurance in force (in billions)
   North American business                         $ 658.5    $ 563.8
   International business                            182.8      110.4

Gross life reinsurance written (in billions)
   North American business                            70.9       78.7
   International business                             31.1       29.0

Consolidated cash and invested assets
 (in millions)                                     7,774.7    5,713.0
   Invested Asset book yield - trailing
   three months excluding funds withheld              6.67%      6.68%

   Investment portfolio mix
     Cash and short-term investments                  2.30%      3.38%
     Fixed maturity securities                       50.69%     54.35%
     Mortgage loans                                   4.63%      3.33%
     Policy loans                                    10.84%     13.65%
     Funds withheld at interest                      30.02%     23.27%
     Other invested assets                            1.52%      2.02%

Book value per share outstanding                   $ 28.93    $ 22.04
Book value per share outstanding, before
  impact of FAS 115*                                 24.74      21.90

Treasury stock                                   1,276,269  1,743,556


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
* Book value per share outstanding, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.




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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                                    Three Months Ended June 30, 2003
                                                    Non-traditional
                                              Asset-    Financial   Total
                               Traditional  Intensive  Reinsurance   U.S.
                               -----------  ---------  ----------- --------
Revenues:
  Net premiums                 $  378,382   $  1,006   $    --     $ 379,388
  Investment income, net
   of related expenses             45,175     42,204        --        87,379
  Realized investment gains/
    (losses), net                    (714)     1,148        --           434
  Other revenues                      884      1,766     6,655         9,305
                               ----------   --------   -------     ---------
    Total revenues                423,727     46,124     6,655       476,506

Benefits and expenses:
  Claims and other policy
   benefits                       297,525      1,771        --       299,296
  Interest credited                14,931     28,580        --        43,511
  Policy acquisition costs and
   other insurance expenses        56,714      8,003     2,721        67,438
  Other operating expenses          8,484        826     1,190        10,500
                               ----------   --------   -------     ---------
    Total benefits and
     expenses                     377,654     39,180     3,911       420,745

    Income before income
      taxes                    $   46,073   $  6,944   $ 2,744     $  55,761
                               ==========   ========   =======     =========

                                    Three Months Ended June 30, 2002
                                                    Non-traditional
                                              Asset-    Financial   Total
                               Traditional  Intensive  Reinsurance   U.S.
                               -----------  ---------  ----------- --------
Revenues:
  Net premiums                 $  336,426   $  1,125   $    --     $ 337,551
  Investment income, net
   of related expenses             39,454     22,730        24        62,208
  Realized investment
   losses, net                       (986)    (4,524)       --        (5,510)
  Other revenues                      686      2,908     5,704         9,298
                               ----------   --------   -------     ---------
    Total revenues                375,580     22,239     5,728       403,547

Benefits and expenses:
  Claims and other policy
   benefits                       266,112      1,715        --       267,827
  Interest credited                14,063     15,118        --        29,181
  Policy acquisition costs and
   other insurance expenses        52,002      4,584     1,938        58,524
  Other operating expenses          6,878        186     2,460         9,524
                               ----------   --------   -------     ---------
    Total benefits and
     expenses                     339,055     21,603     4,398       365,056

    Income before income
      taxes                    $   36,525   $    636   $ 1,330     $  38,491
                               ==========   ========   =======     =========

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                                     Six Months Ended June 30, 2003
                                                    Non-traditional
                                              Asset-    Financial   Total
                               Traditional  Intensive  Reinsurance   U.S.
                               -----------  ---------  ----------- --------
Revenues:
  Net premiums                 $  747,189   $  2,104   $    --     $ 749,293
  Investment income, net
   of related expenses             87,876     78,538        --       166,414
  Realized investment
    losses, net                    (5,958)    (1,713)       --        (7,671)
  Other revenues                    2,697      3,013    13,566        19,276
                               ----------   --------   -------     ---------
    Total revenues                831,804     81,942    13,566       927,312

Benefits and expenses:
  Claims and other policy
   benefits                       591,251      3,390        --       594,641
  Interest credited                30,250     53,721        --        83,971
  Policy acquisition costs and
   other insurance expenses       107,519     16,031     5,241       128,791
  Other operating expenses         16,939      1,938     2,633        21,510
                               ----------   --------   -------     ---------
    Total benefits and
     expenses                     745,959     75,080     7,874       828,913

    Income before income
      taxes                    $   85,845   $  6,862   $ 5,692     $  98,399
                               ==========   ========   =======    ==========

                                       Six Months Ended June 30, 2002
                                                    Non-traditional
                                              Asset-    Financial   Total
                               Traditional  Intensive  Reinsurance   U.S.
                               -----------  ---------  ----------- --------

Revenues:
  Net premiums                 $  683,256   $  1,993   $    --     $ 685,249
  Investment income, net
   of related expenses             76,609     46,448       127       123,184
  Realized investment
   losses, net                     (3,031)    (3,960)       --        (6,991)
  Other revenues                      806      3,169    11,855        15,830
                               ----------   --------   -------     ---------
    Total revenues                757,640     47,650    11,982       817,272

Benefits and expenses:
  Claims and other policy
   benefits                       553,866      7,716        --       561,582
  Interest credited                28,095     28,811        --        56,906
  Policy acquisition costs and
   other insurance expenses        93,495      6,429     3,838       103,762
  Other operating expenses         13,295        386     4,392        18,073
                               ----------   --------   -------     ---------
    Total benefits and
     expenses                     688,751     43,342     8,230       740,323

    Income before income
      taxes                    $   68,889   $  4,308   $ 3,752     $  76,949
                               ==========   ========   =======     =========

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
                           (Dollars in thousands)


                                                  Three Months Ended
                                                       June 30,
                                                   2003        2002
                                                   ----        ----
Revenues:
  Net premiums                                   $ 52,017    $ 44,144
  Investment income, net of related expenses       21,509      17,776
  Realized investment gains /(losses), net          3,825        (105)
  Other revenues                                     (176)        (49)
                                                 --------    --------
    Total revenues                                 77,175      61,766

Benefits and expenses:
  Claims and other policy benefits                 56,149      45,103
  Interest credited                                   264         388
  Policy acquisition costs and other
    insurance expenses                              4,864       4,045
  Other operating expenses                          2,469       2,325
                                                 --------    --------
    Total benefits and expenses                    63,746      51,861

    Income before income taxes                   $ 13,429    $  9,905
                                                 ========    ========

                                                   Six Months Ended
                                                       June 30,
                                                   2003        2002
                                                   ----        ----
Revenues:
  Net premiums                                   $100,603    $ 90,677
  Investment income, net of related expenses       41,275      33,381
  Realized investment gains/(losses), net           3,562        (186)
  Other revenues                                     (241)        (78)
                                                 --------    --------
    Total revenues                                145,199     123,794

Benefits and expenses:
  Claims and other policy benefits                105,279      90,826
  Interest credited                                   552         388
  Policy acquisition costs and other
    insurance expenses                             10,457       9,262
  Other operating expenses                          4,855       4,568
                                                 --------    --------
    Total benefits and expenses                   121,143     105,044

    Income before income taxes                   $ 24,056    $ 18,750
                                                 ========    ========


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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             OTHER INTERNATIONAL
                           (Dollars in thousands)

                                      Three Months Ended June 30, 2003
                                                  Europe      Total
                                        Asia      & South     Inter-
                                       Pacific    Africa     national
                                       -------    ------     --------
Revenues:
  Net premiums                         $66,165    $83,450    $149,615
  Investment income,
   net of related expenses               2,421        639       3,060
  Realized investment gains
   / (losses), net                        (131)        23        (108)
  Other revenues                           707        299       1,006
                                       -------    -------    --------
    Total revenues                      69,162     84,411     153,573

Benefits and expenses:
  Claims and other policy benefits      47,190     47,450      94,640
  Interest credited                         --         --          --
  Policy acquisition costs and
   other insurance expenses             13,006     28,689      41,695
  Other operating expenses               4,189      4,106       8,295
  Interest expense                         250        264         514
                                       -------    -------    --------
    Total benefits and expenses         64,635     80,509     145,144

    Income before income taxes         $ 4,527    $ 3,902    $  8,429
                                       =======    =======    ========

                                      Three Months Ended June 30, 2002
                                                  Europe      Total
                                        Asia      & South     Inter-
                                       Pacific    Africa     national
                                       -------    ------     --------
Revenues:
  Net premiums                         $31,840    $51,942    $ 83,782
  Investment income,
   net of related expenses               1,785         17       1,802
  Realized investment losses, net         (123)        (1)       (124)
  Other revenues                           579        330         909
                                       -------    -------    --------
    Total revenues                      34,081     52,288      86,369

Benefits and expenses:
  Claims and other policy benefits      21,592     33,006      54,598
  Interest credited                         --         --          --
  Policy acquisition costs and
   other insurance expenses              5,792     16,332      22,124
  Other operating expenses               3,546      2,862       6,408
  Interest expense                         215        273         488
                                       -------    -------    --------
    Total benefits and expenses         31,145     52,473      83,618

    Income / (loss) before
      income taxes                     $ 2,936    $  (185)   $  2,751
                                       =======    ========   ========

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             OTHER INTERNATIONAL
                           (Dollars in thousands)

                                       Six Months Ended June 30, 2003
                                                  Europe      Total
                                        Asia      & South     Inter-
                                      Pacific     Africa     national
                                      -------     ------     --------
Revenues:
  Net premiums                        $108,575   $167,327    $275,902
  Investment income,
   net of related expenses               5,148      1,479       6,627
  Realized investment gains
   / (losses), net                        (518)       848         330
  Other revenues                           907        123       1,030
                                      --------   --------    --------
    Total revenues                     114,112    169,777     283,889

Benefits and expenses:
  Claims and other policy benefits      74,454    101,233     175,687
  Interest credited                         --         --          --
  Policy acquisition costs and
   other insurance expenses             24,528     54,223      78,751
  Other operating expenses               8,716      7,546      16,262
  Interest expense                         519        464         983
                                      --------   --------    --------
    Total benefits and expenses        108,217    163,466     271,683

    Income before income taxes        $  5,895   $  6,311    $ 12,206
                                      ========   ========    ========

                                       Six Months Ended June 30, 2002
                                                  Europe      Total
                                        Asia      & South     Inter-
                                       Pacific    Africa     national
                                       -------    ------     --------
Revenues:
  Net premiums                         $64,992    $92,155    $157,147
  Investment income,
   net of related expenses               3,154        248       3,402
  Realized investment losses, net         (173)      (296)       (469)
  Other revenues                         1,275        336       1,611
                                       -------    -------    --------
    Total revenues                      69,248     92,443     161,691

Benefits and expenses:
  Claims and other policy benefits      44,160     58,196     102,356
  Interest credited                         --         --          --
  Policy acquisition costs and
   other insurance expenses             14,016     28,280      42,296
  Other operating expenses               6,277      5,349      11,626
  Interest expense                         388        351         739
                                       -------    -------    --------
    Total benefits and expenses         64,841     92,176     157,017

    Income before income taxes         $ 4,407    $   267    $  4,674
                                       =======    =======    ========

                                  - more -

Add Thirteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CORPORATE AND OTHER
                           (Dollars in thousands)


                                                   Three Months Ended
                                                        June 30,
----------------------------------------------------------------------
                                                   2003        2002
                                                 --------    --------
Revenues:
  Net premiums                                   $  1,541    $   (219)
  Investment income, net of related expenses        3,988       8,481
  Realized investment losses, net                    (107)     (2,687)
  Other revenues                                    1,699          52
                                                 --------    --------
    Total revenues                                  7,121       5,627

Benefits and expenses:
  Claims and other policy benefits                  2,547        (758)
  Interest credited                                    92         327
  Policy acquisition costs and other
    insurance expenses                                991         111
  Other operating expenses                          5,573       3,602
  Interest expense                                  8,528       8,427
                                                 --------    --------
    Total benefits and expenses                    17,731      11,709

    Loss before income taxes                     $(10,610)   $ (6,082)
                                                 ========    ========

                                                   Six Months Ended
                                                        June 30,
----------------------------------------------------------------------
                                                   2003        2002
                                                 --------    --------
Revenues:
  Net premiums                                   $  1,978    $  1,290
  Investment income, net of related expenses        8,765      18,313
  Realized investment losses, net                  (2,005)     (4,371)
  Other revenues                                    2,786        (468)
                                                 --------    --------
    Total revenues                                 11,524      14,764

Benefits and expenses:
  Claims and other policy benefits                    630        (268)
  Interest credited                                   139         327
  Policy acquisition costs and other
    insurance expenses                              1,570         983
  Other operating expenses                          9,966       7,109
  Interest expense                                 17,018      16,730
                                                 --------    --------
    Total benefits and expenses                    29,323      24,881

    Loss before income taxes                     $(17,799)   $(10,117)
                                                 ========    ========


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